UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2017

Merrimack Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35409	04-3210530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) to resolve the lawsuit pending in the Court of Chancery in the State of Delaware captioned Wells Fargo Bank, N.A., et al. v. Merrimack Pharmaceuticals, Inc., C.A. No. 2017-0199-JTL (the “Delaware Action”) filed by plaintiffs Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. (collectively, the “Noteholder Plaintiffs”) and Wells Fargo Bank, National Association (the “Trustee”).

Pursuant to the Settlement Agreement, the Company will pay $32,528,190 in cash to the Noteholder Plaintiffs, which represents (a) $0.90 per each $1.00 of 4.50% Convertible Senior Notes due 2020 (the “Notes”) held by the Noteholder Plaintiffs, plus (b) accrued and unpaid interest on the Notes held by the Noteholder Plaintiffs through October 2, 2017. The Noteholder Plaintiffs collectively hold approximately $35,760,000 aggregate principal amount of the Notes. In addition, the Company will pay a total of $3,750,000 in attorneys’ fees and expenses to the plaintiffs’ attorneys. The Noteholder Plaintiffs have executed a full release in favor of the Company for any claims arising out of or related to the Delaware Action or the Notes, which release shall become effective upon the occurrence of certain conditions.

As disclosed previously on April 5, 2017, the Company agreed to deposit $60,000,000 into an escrow agreement for the duration of the Delaware Action in order to provide security to the plaintiffs for their claims in the Delaware Action. In connection with the resolution of the Delaware Action and the execution of the Settlement Agreement, the escrow agent will be directed to release the full $60,000,000, including any interest thereon, to the Company from the escrow account.

In connection with the entry into the Settlement Agreement, the Company and the Trustee have agreed that the Company will offer to acquire the remaining $25,033,000 aggregate principal amount of the Notes (the “Remaining Notes”) at a price of $0.90 per each $1.00 of Remaining Notes, plus accrued and unpaid interest to, but not including, the date of purchase.

As a result of (a) the amount that the Company will pay pursuant to the Settlement Agreement, (b) the amount that the Company expects to pay to acquire the Remaining Notes and (c) other costs and expenses incurred by the Company related to the Delaware Action, the Company will have exhausted the full amount of the escrow funds and does not intend to declare an additional special dividend with respect to any portion of the escrow funds.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stipulation and Agreement of Settlement and Release, dated October 6, 2017, among Wells Fargo Bank, National Association, Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd (formerly known as Highbridge International LLC), 1992 Tactical Credit Master Fund, L.P. (formerly known as Highbridge Tactical Credit & Convertibles Master Fund, L.P.) and Merrimack Pharmaceuticals, Inc.

99.1	Press Release dated October 10, 2017

Important Notice

This announcement is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: October 10, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel

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